UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

August 9, 2010 (August 9, 2010)

Rite Aid Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011

(Address of principal executive offices, including zip code)

(717) 761-2633

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

On August 9, 2010, Rite Aid Corporation (“Rite Aid”) announced the terms of an offering of $650 million aggregate principal amount of 8.00% senior secured notes due 2020. The notes will be unsecured, unsubordinated obligations of Rite Aid and will be guaranteed by substantially all of Rite Aid’s subsidiaries. The guarantees will be secured on a senior lien basis. The notes offering is expected to close on August 16, 2010, subject to customary closing conditions.

The proceeds of the offering will be used, together with available cash, to retire approximately $648.0 million aggregate principal amount of outstanding borrowings under the Tranche 4 Term Loan under Rite Aid’s senior secured credit facility, plus a prepayment premium of 3.0% and accrued and unpaid interest to, but not including, the date of repayment.

The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The notes and the related subsidiary guarantees have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01.              Financial Statements and Exhibits.

(c) Exhibits.

99.1         Press Release, dated August 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: August 9, 2010	By:	/s/ Marc A. Strassler
	Name:	Marc A. Strassler
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated August 9, 2010.